As filed with the Securities and Exchange Commission on May 12, 2006



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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           AIXTRON AKTIENGESELLSCHAFT

Federal Republic of Germany                               Not Applicable
  (State of Incorporation)                  (I.R.S. Employer Identification No.)

                                 Kackertstrasse
                             D-52072 Aachen, Germany
                                 (49) 241-8909-0
    (Address of Principal Executive Offices, Including Zip Code and Telephone
                                     Number)

                   AIXTRON AG 2002 Incentive Stock Option Plan
                            (Full Title of the Plan)
                           Aixtron Aktiengesellschaft

                     c/o Genus, Inc., Attention: William Elder
                1139 Karlstad Drive, Sunnyvale, California, 94089
                                 (408) 747-7120

 (Name, Address, including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:

               Wolfgang Breme                     Kaya H. Proudian, Esq.
      Chief Financial Officer, Aixtron                 White & Case
      Aktiengesellschaft Kackertstrasse            5 Old Broad Street
         D-52072 Aachen, Germany                     London EC2N 1DW
              (49) 241-8909-0                             England

                         CALCULATION OF REGISTRATION FEE

------------------- ------------- ------------ ----------------- ---------------
                                    Proposed
                                     Maximum        Proposed
                        Amount      Offering         Maximum         Amount of
Title of Securities      to be        Price         Agregate       Registration
to be Registered      Registered    Per Share    Offering Price        Fee
------------------- ------------- ------------ ----------------- ---------------
Ordinary Shares,
 no par value       3,511,495(1)   $  4.29(2)   $15,056,114.21(2)     $1,611
------------------- ------------- ------------ ----------------- --------------

(1) The number of Ordinary Shares being registered represents the maximum number of Ordinary Shares to be issued pursuant to the AIXTRON AG 2002 Incentive Stock Option Plan, including any tranches thereunder (the "Plan"). American Depositary Receipts evidencing American Depositary Shares ("ADSs"), if any, issuable upon deposit of the Ordinary Shares registered hereby will be registered under a separate registration statement on Form F-6. Pursuant to Rule 416(c), this Registration Statement shall also cover any additional Ordinary Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Ordinary Shares of the Registrant. All such Ordinary Shares are issuable upon exercise of options with fixed exercise prices.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low reported prices of the Ordinary Shares on the Frankfurt Stock Exchange on May 10, 2006, converted into U.S. dollars at the noon buying rate of euro 1.00 = $1.2799, as determined by the Board of Governors of the Federal Reserve System on May 10, 2006.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

The Section 10(a) prospectus being delivered by AIXTRON Aktiengesellschaft to participants in the AIXTRON AG 2002 Incentive Stock Option Plan, including any tranches thereunder (the "Plan") as required by Rule 428 under the Securities Act of 1933, as amended, has been prepared in accordance with the requirements of Form S-8 and relates to Ordinary Shares, no par value, issuable under the Plan. The information of the Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by AIXTRON Aktiengesellschaft as required by Rule 428 under the Securities Act of 1933, as amended. AIXTRON Aktiengesellschaft shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

ITEM 1. PLAN INFORMATION.

          Not required to be filed in the Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed in the Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the Registrant with the Securities and Exchange Commission is incorporated herein by reference:

          (1) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2004;

          (2) The Registrant's Reports on Form 6-K furnished to the Securities and Exchange Commission on May 10, 2006, May 4, 2006, March 15, 2006, March 9, 2006, November 4, 2005, November 3, 2005, August 8, 2005, August 5, 2005, May 23, 2005, May 11, 2005, April 4,
               2005 and March 31, 2005; and

          (3) The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 10, 2005, including any future Reports on Form 6-K that indicate they are incorporated into this registration statement and any future Annual Reports on Form 20-F that the Registrant may file with the Securities and Exchange Commission under the Securities Exchange Act of 1934 until the Registrant sells all of the securities that may be offered through this Registration Statement.

          All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Neither the Articles of Association of the Registrant nor German law provides for indemnification of controlling persons, directors or officers of the Registrant.

          Under German law, the Registrant may indemnify its officers, and, under certain circumstances, German labor law requires a stock corporation to do so. As a general matter, a German stock corporation may only indemnify members of its Board of Management or its Supervisory Board in limited circumstances. A German stock corporation may purchase directors and officers insurance. The Registrant maintains liability insurance for members of its management board and supervisory board. This insurance policy provides for indemnification of certain liabilities but with specific exclusions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

*5.1 Opinion of White & Case LLP as to the legality of the ordinary shares being registered.

*10.1 Description of the AIXTRON AG 2002 Incentive Stock Option Plan as adopted at the general meeting of shareholders of AIXTRON AG on May 22, 2002.

*10.2 English Translation of "Terms and Conditions for the Issue of Subscription
      Rights on Shares of AIXTRON AG 2003/2013."

*10.3 English Translation of "Terms and Conditions for the Issue of Subscription
      Rights on Shares of AIXTRON AG 2004/2014."

*23.1 Consent of White & Case LLP (included in Exhibit 5.1).

*23.2 Consent of Deloitte & Touche GmbH Wirtschaftsprufungsgesellschaft.

*24.1 Power of Attorney (included in the Signature Pages to this Registration
      Statement).
                                   ----------

*   Filed herewith.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 2006.

                                     AIXTRON AKTIENGESELLSCHAFT


                                     By:  /s/ Paul K. Hyland
                                          -------------------------------------
                                          Paul K. Hyland
                                          President and Chief Executive Officer
                                          and Member of the Executive Board


                                     By:  /s/ Wolfgang Breme
                                          -------------------------------------
                                          Wolfgang Breme
                                          Chief Financial Officer and
                                          Member of the Executive Board

     Each person whose signature appears below constitutes and appoints and hereby authorizes Paul K. Hyland and Wolfgang Breme, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to cause the same to be filed, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons, thereunto duly authorized, on May 12, 2006.

       Signature                                       Titles
 ----------------------         ------------------------------------------------


 / S / Paul K. Hyland           President, Chief Executive Officer and Member of
-----------------------                         the Executive Board
                                           (Principal Executive Officer)
    Paul K. Hyland


 / S / Wolfgang Breme                Chief Financial Officer and Member of the
-----------------------                           Executive Board
                                           (Principal Financial Officer)
    Wolfgang Breme


/ S / Dr. Bernd Schulte                    Member of the Executive Board
-----------------------
   Dr. Bernd Schulte


  / S / William Elder                 Member of the Executive Board, Authorized
-----------------------                 Representative in the United States
     William Elder

                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION
-----------  -------------------------------------------------------------------
*5.1 Opinion of White & Case LLP as to the legality of the ordinary shares being registered.

*10.1 Description of the AIXTRON AG 2002 Incentive Stock Option Plan, as adopted at the general meeting of shareholders of AIXTRON AG on May 22, 2002.

*10.2 English Translation of "Terms and Conditions for the Issue of Subscription Rights on Shares of AIXTRON AG 2003/2013."

*10.3 English Translation of "Terms and Conditions for the Issue of Subscription Rights on Shares of AIXTRON AG 2004/2014."

*23.1        Consent of White & Case LLP (included in Exhibit 5.1).

*23.2        Consent of Deloitte & Touche GmbH Wirtschaftsprufungsgesellschaft.

*24.1 Power of Attorney (included in the Signature Pages to this Registration Statement).

*   Filed herewith